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                                 EXHIBIT 99(C)
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                    TEXAS HERITAGE SAVINGS ASSOCIATION/BANC
                          A TEXAS SAVINGS ASSOCIATION

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON ____________________, 1996

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     The Special Meeting of Shareholders (the "Special Meeting") of Texas
Heritage Savings Association/Banc ("Texas Heritage") will be held on _________________, 1996, at 5:00 p.m., local time, at the offices of Texas Heritage, 9802 Lakeview Parkway, Texas 75088, for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated May 31, 1996, as amended, attached as Appendix A to the accompanying Proxy Statement/Prospectus, providing for the merger of Texas Heritage with and into First Federal Savings Bank of North Texas, a federal savings bank located in Longview, Texas and wholly owned subsidiary of Jefferson Savings Bancorp, Inc., St. Louis, Missouri.

     Only the holders of common stock of Texas Heritage of record at the close of business on ______________, 1996 are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof.

     EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING. The prompt return of your signed proxy will help assure a quorum and aid Texas Heritage in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting.

                        By Order of the Board of Directors



                        Secretary

Rowlett, Texas

____________________, 1996

TEXAS HERITAGE SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FOR SUBMITTING SUCH CERTIFICATES.